EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Starmed Group, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Herman H. Rappaport, CEO of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                        /s/ Herman H. Rappaport
                                        -----------------------
                                        Herman H. Rappaport, CEO, President,
                                        Acting Chief Financial Officer,
                                        principal executive officer and
                                        principal financial and
                                        accounting officer

April 26, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.